UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2014

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of September 10, 2014, Michael E. Ducey was appointed as a director to the board of directors (the “Board”) of OCI Resource Partners LLC (the “General Partner”), the general partner of OCI Resources LP (the “Partnership”). Mr. Ducey will serve as a director of the Board until the earlier of his removal in accordance with the provisions of the Amended and Restated LLC Agreement of the General Partner (“the GP LLC Agreement”), death or resignation. The Board has determined that Mr. Ducey is “independent,” as independence is defined under the listing standards of the New York Stock Exchange (“NYSE”) and Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Mr. Ducey was also appointed to serve on the Board’s audit committee (the “Audit Committee”). Kirk Milling resigned from the Audit Committee effective upon Mr. Ducey’s appointment. All of the members of the Audit Committee are now “independent” under the General Partner’s Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the Securities and Exchange Commission.

As an independent director, Mr. Ducey will participate in the General Partner’s compensation program for non-employee directors, described on page 99 of the Partnership’s annual report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 14, 2014. Mr. Ducey will be indemnified by the General Partner pursuant to the GP LLC Agreement and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law.

In addition, on September 11, 2014, Mr. Ducey received a grant of 805 fully vested common units of the Partnership pursuant to the General Partner’s 2013 Long-Term Incentive Plan and a corresponding Director Unit Agreement. Mr. Ducey will also receive aggregate cash payments of $19,349 for the 2014 fiscal year, which is equal to the pro-rated annual cash compensation payable to members of the Board.

There is no arrangement or understanding between Mr. Ducey and any other person pursuant to which Mr. Ducey was selected to serve as a director of the General Partner. Neither the Partnership nor the Board is aware of transactions in which Mr. Ducey has an interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI RESOURCES LP

By:	OCI Resource Partners LLC,
its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

Date: September 11, 2014